CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  have  issued  our  reports  dated  March 15,  2012,  relating  to  our  audits  of  the  consolidated  financial statements and internal control over financial reporting, included in the Annual Report of MidSouth Bancorp, Inc. and subsidiaries on  Form 10-K, for the  year ended December 31, 2011. We hereby consent to the incorporation by reference of said reports in this Registration Statement of MidSouth Bancorp, Inc. on Form S-3. We also consent to the reference of our firm under the caption “Experts.”

Atlanta, Georgia
August 13, 2012